EXHIBIT 99.1

Aligos Therapeutics Reports Recent Business Progress and Third Quarter 2026 Financial Results

SOUTH SAN FRANCISCO, Calif., Nov. 06, 2026 (GLOBE NEWSWIRE) -- Aligos Therapeutics, Inc. (Nasdaq: ALGS, “Aligos”), a clinical stage biotechnology company focused on improving patient outcomes through best-in-class therapies for liver and viral diseases, today reported recent business progress and financial results for the third quarter 2026.

“This past quarter we continued to advance our Phase 2 B-SUPREME study of pevifoscorvir sodium, which remains on track for the topline data readout in late Q3 2027,” stated Lawrence Blatt, Ph.D., M.B.A., Chairman, President, and Chief Executive Officer of Aligos Therapeutics. “With enrollment complete and 70 participants having completed 48 weeks of treatment, the study continues to progress toward the anticipated topline data readout. We remain enthusiastic about pevifoscorvir sodium’s potential, as well as our ASO ALG-170675, which is currently in a Phase 1 study in China with our partner Amoytop. With these recent developments, we believe we are one step closer to our goal of bringing effective therapies to people living with chronic HBV infection.”

Recent Business Progress

Pipeline Updates

      Pevifoscorvir sodium: Potential first-/best-in-class small molecule CAM-E for chronic hepatitis B virus (HBV) infection

  The Phase 2 B-SUPREME study (NCT06963710) has completed enrollment with 131 participants enrolled in the HBeAg+ cohort (Part 1a) and 114 participants enrolled in the HBeAg- cohort (Part 2a).
  Topline data for both the HBeAg+ and HBeAg- cohorts are expected in late Q3 2027.

ALG-170675: Potential best-in-class antisense oligonucleotide (ASO) for chronic hepatitis B virus (HBV) infection

  Our partner Amoytop advanced ALG-170675 into Phase 1 clinical studies. Current costs for development in China are being funded by Amoytop, who maintain rights in Greater China.
  Under our agreement with Amoytop, Aligos may utilize data from these studies for regulatory filings and other purposes. Each party is responsible for their own development costs.

Financial Results for the Three Months Ended September 30, 2026

Cash, cash equivalents and investments totaled $31.1 million as of September 30, 2026, compared with $77.8 million as of December 31, 2025. Our cash and cash equivalents are expected to provide sufficient funding of planned operations into the first quarter of 2027.

Net loss for the three months ended September 30, 2026 was $21.9 million or basic and diluted net loss per common share of $(2.09), compared to net loss of $31.5 million or basic and diluted net loss per common share of $(3.04), for the three months ended September 30, 2025.

Research and development (R&D) expenses for the three months ended September 30, 2026 were $18.9 million, compared with $23.9 million for the same period of 2025. The decrease was primarily due to an decrease in third-party expenses for the pevifoscorvir sodium Phase 2 clinical trial. Total R&D stock-based compensation expense incurred for the three months ended September 30, 2026 was $0.6 million, compared with $0.8 million for the same period of 2025.

General and administrative (G&A) expenses for the three months ended September 30, 2026 were $5.9 million, compared with $5.2 million for the same period of 2025. The increase in G&A expenses for this comparative period is primarily due to a increase in legal and other related expenses. Total G&A stock-based compensation expense incurred for the three months ended September 30, 2026 was $0.6 million, compared with $0.7 million for the same period of 2025.

Interest and other income, net, was income of $0.2 million for the three months ended September 30, 2026 compared with income of $1.1 million for the same period in 2025.

Change in fair value of 2023 common warrants for the three months ended September 30, 2026, was income of $0.2 million compared with a loss of $4.2 million for the same period of 2025.

About Aligos

Aligos Therapeutics, Inc. (NASDAQ: ALGS) is a clinical stage biotechnology company founded with the mission to improve patient outcomes by developing best-in-class therapies for the treatment of liver and viral diseases. Aligos applies its science driven approach and deep R&D expertise to advance its purpose-built pipeline of therapeutics for high unmet medical needs such as chronic hepatitis B virus (HBV) infection.

For more information, please visit www.aligos.com or follow us on LinkedIn or X.

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this press release that are not historical facts may be considered “forward-looking statements,” including without limitation, statements with respect to the expected timing of data readouts for the pevifoscorvir sodium B-SUPREME study; potential success of the Company’s development programs, including timing of the Company’s anticipated ASO clinical trials; statements regarding Amoytop’s success in developing the ASO and/or pevifoscorvir sodium in Greater China, including statements regarding timing and design of Amoytop’s anticipated clinical trials; and the company’s expectation that its cash, cash equivalents and investments provide sufficient funding of planned operations into the first quarter of 2027. Forward-looking statements are typically, but not always, identified by the use of words such as “may,” “will,” “would,” “believe,” “intend,” “plan,” “anticipate,” “estimate,” “expect,” and other similar terminology indicating future results. Such forward looking statements are subject to substantial risks and uncertainties that could cause our development programs, future results, performance, or achievements to differ materially from those anticipated in the forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties inherent in the drug development process, including Aligos’ clinical-stage of development, the process of designing and conducting clinical trials, the regulatory approval processes, the timing of regulatory filings, the challenges associated with manufacturing drug products, Aligos’ ability to successfully establish, protect and defend its intellectual property, other matters that could affect the sufficiency of Aligos’ capital resources to fund operations, reliance on third parties for manufacturing and development efforts, reliance on collaborators to succeed in their development efforts and to comply with their contractual obligations, changes in the competitive landscape and the impact of global events and other macroeconomic conditions on Aligos’ business. For a further description of the risks and uncertainties that could cause actual results to differ from those anticipated in these forward-looking statements, as well as risks relating to the business of Aligos in general, see Aligos’ Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on November 6, 2026 and Aligos’ Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 5, 2026 and its future periodic reports to be filed or submitted with the Securities and Exchange Commission. Except as required by law, Aligos undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances, or to reflect the occurrence of unanticipated events.

Investor Contact
Jordyn Tarazi
Vice President, Investor Relations & Corporate Communications
+1 (650) 910-0427
jtarazi@aligos.com

Aligos Therapeutics, Inc
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Revenue from customers	$2,830	$741	$5,660	$2,017
Revenue from licensing agreements	39	-	27,817	-
Operating expenses:
Research and development	18,892	23,937	66,294	52,415
General and administrative	5,867	5,165	17,892	15,773
Total operating expenses	24,759	29,102	84,186	68,188
Loss from operations	(21,890)	(28,361)	(50,709)	(66,171)
Interest and other income, net	169	1,085	1,201	3,172
Change in fair value of 2023 common warrants	187	(4,205)	6,558	58,971
Loss before income tax	(21,534)	(31,481)	(42,950)	(4,028)
Income tax provision	(326)	(56)	(3,454)	(284)
Net loss	$(21,860)	$(31,537)	$(46,404)	$(4,312)
Net loss per share, basic	$(2.09)	$(3.04)	$(4.45)	$(0.44)
Net loss per share, diluted	$(2.09)	$(3.04)	$(4.45)	$(0.44)
Weighted-average shares of common stock, basic	10,461,954	10,369,535	10,432,125	9,716,895
Weighted-average shares of common stock, diluted	10,461,954	10,369,535	10,432,125	9,716,895

Aligos Therapeutics, Inc. Condensed Consolidated Balance Sheets (In thousands)
	September 30, 2026	December 31, 2025
	(Unaudited)	(Audited)(1)
Assets
Current assets:
Cash and cash equivalents	$31,094	$18,303
Short-term investments	-	59,541
Other current assets	3,588	5,018
Total current assets	34,682	82,862
Other assets	12,507	5,671
Total assets	$47,189	$88,533

Liabilities and Stockholders’ Equity
Current liabilities	$19,600	$21,233
Other liabilities, noncurrent	16,283	13,755
Total liabilities	35,883	34,988
Total stockholders’ equity	11,306	53,545
Total liabilities and stockholders’ equity	$47,189	$88,533

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(1)    The condensed consolidated balance sheet as of December 31, 2025 has been derived from the audited consolidated financial statements at that date included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.